UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PALMER SQUARE FUNDS TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1900 Shawnee Mission Parkway, Suite 315 Mission Woods, KS	66205
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered:	Name of the Exchange on Which Each Class is to be Registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value per share of:	NYSE Arca, Inc.
Palmer Square Credit Opportunities ETF		61-2181775
Palmer Square CLO Senior Debt ETF		99-3550976
Palmer Square CLO Debt ETF		99-3536932

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-277718

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of Palmer Square Credit Opportunities ETF, Palmer Square CLO Senior Debt ETF and Palmer Square CLO Debt ETF, each a series of Palmer Square Funds Trust (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-277718; 811-23946) filed on May 30, 2024, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.	Exhibits

1.	The Trust’s Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-277718; 811-23946), as filed with the Securities and Exchange Commission on May 30, 2024.

2.	The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-277718; 811-23946), as filed with the Securities and Exchange Commission on May 30, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PALMER SQUARE FUNDS TRUST

Date: August 21, 2024

	By:	/s/ Jeffrey D. Fox
Jeffrey D. Fox
Principal Executive Officer